CleanSpark Acquires Two Additional

Sites in Mississippi and Closes Second Site in Wyoming

LAS VEGAS, September 17, 2024 -- CleanSpark Inc. (Nasdaq: CLSK), America’s Bitcoin Miner® (the "Company") today announced it has acquired two Bitcoin mining sites and associated land near Clinton, Mississippi, and closed on its second site in Wyoming.

The Mississippi acquisitions have a combined purchase price of $5.775 million and will support a total of 16.5 MW. The sites are currently partially complete and the purchase price includes the cost to complete construction of the site infrastructure. The site will be delivered to the Company turnkey ready with an expected completion date of December 1, 2024. Upon completion and installation, the site will house S21 pro miners with an expected combined operating hashrate of approximately 1 exahashes per second (EH/s). The addition of these sites will bring the Company’s data center portfolio in Mississippi to 60.5 MW.

On September 11, 2024, the Company closed on its previously announced 45 MW site in Wyoming. The site is expected to contribute an additional 3 EH/s to the Company's hashrate upon completion. The site will feature immersion-cooled Bitcoin mining data centers which will support the latest generation S21 immersion XPs.

“Including today’s announcement, our operational capacity has soared over the last seven days totaling 211.5 MW of new capacity. That’s an increase of nearly 38 percent, which will not only support our target of 37 EH/s by the end of 2024, but also our target of 50 EH/s in 2025,” said Zach Bradford, CEO. “CleanSpark’s rapid growth underscores our ongoing commitment to deliver long-term shareholder value.”

About CleanSpark

CleanSpark (Nasdaq: CLSK) is America's Bitcoin Miner®. We own and operate multiple data centers that primarily run on low-carbon power. Our infrastructure responsibly supports Bitcoin, the world's most important digital commodity and an essential tool for financial independence and inclusion. We cultivate trust and transparency among our employees and the communities we operate in. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the timing of and closing of the 16.5 MW Mississippi acquisition; the timing of and completion of construction and energization of the Wyoming data centers; anticipated additions and targets to CleanSpark's hashrate and the timing thereof; the risk that the electrical power available to our facilities does not increase as expected; the success of its digital currency mining activities; the volatile and unpredictable cycles in the emerging and evolving industries in which we operate; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the anticipated delivery dates of new miners; the ability to successfully deploy new miners; the dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the expectations of future revenue growth may not be realized; and other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, and any subsequent filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Relations Contact
Brittany Moore
702-989-7693
ir@cleanspark.com

Media Contact
Eleni Stylianou
702-989-7694
pr@cleanspark.com